Exhibit 10.4

[FORM OF SERIES 202● ● PURCHASE AGREEMENT]

ROYAL BANK OF CANADA
as Seller and initial Servicer

- and -

BNY TRUST COMPANY OF CANADA
as agent, nominee and bare trustee for and on behalf
of the Seller, the Co-Owners and the other Persons
who from time to time are party to a Series Purchase Agreement

- and -

GOLDEN CREDIT CARD LIMITED PARTNERSHIP
as the Series Co-Owner, by its managing general partner
GOLDEN CREDIT CARD GP INC.

SERIES 202●-● PURCHASE AGREEMENT

Relating to the Series 202●-● Ownership Interest

Dated as of ● ●, 202●

McCarthy Tétrault LLP

TABLE OF CONTENTS

ARTICLE One DEFINITIONS AND INTERPRETATIONS		2

1.01	Definitions	2
1.02	Headings	14
1.03	Schedules	15
1.04	References to Certain Terms in the Pooling and Servicing Agreement	15
1.05	English Language	15
1.06	Conflict Between Series 202●-● Purchase Agreement and Pooling and Servicing Agreement	15
1.07	Discontinuance and Changes in Designation of Ratings	15
1.08	Currency and Canadian Dollar Equivalent	16
1.09	References to Acts of the Co-Owner	16

ARTICLE Two CREATION, TRANSFER AND ATTRIBUTES OF THE SERIES 202●-● OWNERSHIP INTEREST		16

2.01	Creation and Transfer of the Series 202●-● Ownership Interest	16
2.02	Terms and Attributes of the Series 202●-● Ownership Interest	17
2.03	Pooling and Servicing Agreement	18
2.04	Covenants, Representations and Warranties of the Seller	19
2.05	Covenants, Representations and Warranties of the Co-Owner	20
2.06	Required Pool Percentage	20
2.07	Form of Auditor Report	20
2.08	Replacement of Swap Collateral Account	21
2.09	Substitute Collection Account	21

ARTICLE Three APPOINTMENT OF SERVICER AND CUSTODIAN		21

3.01	Appointment of Servicer	21
3.02	Appointment of Custodian	21

ARTICLE Four MAXIMUM SERIES ENTITLEMENT		22

4.01	Determination of the Maximum Series Entitlement of the Series 2022-● Ownership Interest	22

ARTICLE Five DISTRIBUTIONS OF COLLECTIONS AND PURCHASE PROCEEDS		22

5.01	The Distribution Account	22
5.02	Distribution Notice	23
5.03	Investment of Amounts in the Distribution Account	23
5.04	Reserve Account	23
5.05	Additional Amounts Payable in Exercise of Clean-up Repurchase Option	25
5.06	Accumulation Period	25
5.07	Amortization Period	26
5.08	Requirement of the Servicer to Deposit under Sections 5.02 and 5.05 of the Pooling and Servicing Agreement	26

ii

ARTICLE Six AMORTIZATION		28

6.01	Amortization Events	28
6.02	Declaration of Amortization Commencement Day	30

ARTICLE Seven SERVICER TERMINATION EVENTS		31

7.01	Servicer Termination Events	31

ARTICLE Eight AMENDMENTS TO AGREEMENTS		31

8.01	Conforming Amendments	31
8.02	Amendments to the Pooling and Servicing Agreement	32
8.03	Dispute Resolution under the Pooling and Servicing Agreement	32

ARTICLE Nine REPORTING		37

9.01	Reporting Requirements	37
9.02	Annual Statements as to Compliance	37
9.03	Report on Assessment of Compliance with Servicing Criteria and Attestation	38
9.04	Reports to Securities and Exchange Commission	39

ARTICLE Ten GENERAL		39

10.01	No Discretion of Custodian	39
10.02	Governing Law	39
10.03	Notices	39
10.04	Ratification of the Pooling and Servicing Agreement	39
10.05	Counterparts	40
10.06	Permitted Assignment by Co-Owner	40
10.07	Limitation of Liability of Limited Partner and Custodian	40
10.08	Right to Disclose	40
10.09	No Petition	41

SERIES PURCHASE AGREEMENT

THIS SERIES 202●-● PURCHASE AGREEMENT dated as of ● ●, 202●,

B E T W E E N:

ROYAL BANK OF CANADA, a Canadian chartered bank, as Seller and initial Servicer

- and -

BNY TRUST COMPANY OF CANADA, a trust company governed by the laws of Canada, as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and other Persons who from time to time are party to a Series Purchase Agreement

- and -

GOLDEN CREDIT CARD LIMITED PARTNERSHIP, a limited partnership governed by the laws of Ontario, by its managing general partner GOLDEN CREDIT CARD GP INC., a corporation governed by the laws of the Province of Ontario, as the Co-Owner

WHEREAS the Seller wishes to provide for the creation and Transfer of the Series 202●-● Ownership Interest to the Co-Owner and the Co-Owner wishes to purchase the Series 202●-● Ownership Interest, all on a fully-serviced basis;

AND WHEREAS pursuant to the Pooling and Servicing Agreement, the terms and attributes of the Series 202●-● Ownership Interest are set out in this Series 202●-● Purchase Agreement;

AND WHEREAS RBC has agreed to act as the initial Servicer with respect to the Series 202●-● Ownership Interest;

AND WHEREAS all other things necessary have been done and performed to provide the Co-Owner with all of the entitlements, property and rights contemplated herein and in the Pooling and Servicing Agreement in respect of the Series 202●-● Ownership Interest;

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Series 202●-● Purchase Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), this Series 202●-● Purchase Agreement witnesses and it is hereby agreed by the parties hereto as follows:

ARTICLE One
DEFINITIONS AND INTERPRETATIONS

1.01	Definitions

Except as otherwise expressly specified in this Series 202●-● Purchase Agreement, all terms used in this Series 202●-● Purchase Agreement that are defined in the Pooling and Servicing Agreement, either directly or by reference therein, have the meanings ascribed to them in the Pooling and Servicing Agreement. In addition, the following terms have the respective meanings set forth below for all purposes of this Series 202●-● Purchase Agreement:

“Accumulation Commencement Day” means, with respect to the Series 202●-● Ownership Interest, the day and time of day determined as such in accordance with Section 2.02(c);

“Accumulation Period” means, with respect to the Series 202●-● Ownership Interest, the period commencing on the Accumulation Commencement Day and ending on the earliest of (a) the Distribution Day on which the Invested Amount of the Series 202●-● Ownership Interest is reduced to zero, (b) the Amortization Commencement Day for the Series 202●-● Ownership Interest, and (c) the Prescription Date;

“Additional Funding Expenses” means, in respect of any Determination Period, without duplication, the following amounts payable by the Co-Owner and allocable to the Series 202●-● Ownership Interest:

(a)	if the Trust is the Co-Owner, one twelfth of $[10,000] payable to the beneficiary of the Trust for the period to the extent of the Series Allocable Percentage of such amount;

(b)	any liability of the Co-Owner for Taxes for such Determination Period, if any, reasonably attributable to the Series 202●-● Ownership Interest; and

(c)	all amounts due, owing or accruing due or owing from time to time by the Co-Owner in respect of fees, expenses, debts, liabilities and obligations, direct or indirect, absolute or contingent, of the Co-Owner in respect of its ownership of the Series 202●-● Ownership Interest for such Determination Period, including amounts due, owing, accruing due or owing for the period by the Co-Owner to:

(i)	the Custodian for the payment of Pool Expenses, the Floating Allocation Percentage of the Pool Expenses for such Determination Period to be borne by the Co-Owner pursuant to Section 5.05(b) of the Pooling and Servicing Agreement;

(ii)	if the Trust is the Co-Owner, the Indenture Trustee under the Trust Indenture (excluding principal and interest payable pursuant to the notes issued thereunder) to the extent of the Series Allocable Percentage of such amounts;

(iii)	if the Trust is the Co-Owner, the Issuer Trustee in its individual capacity under the Declaration of Trust to the extent of the Series Allocable Percentage of such amounts;

(iv)	if the Trust is the Co-Owner, the Administrative Agent under the Administration Agreement to the extent of the Series Allocable Percentage of such amounts; and

(v)	the Swap Counterparty upon any applicable early termination under the Swap Agreement but shall not include Additional Funding Expenses or Funding Costs that have been paid or distributed to the Co-Owner;

“Administration Agreement” means the administration agreement dated as of March 31, 1999 between RBC, as Administrative Agent, and the Issuer Trustee, as it may be amended, supplemented, modified, restated or replaced from time to time;

“Administrative Agent” means RBC in its capacity as administrator under the Administration Agreement, or any successor Administrative Agent appointed pursuant to the Administration Agreement;

“Amortization Commencement Day” means the day specified as such in the Amortization Event Notice delivered pursuant to Section 6.02(a) or the day on which an Amortization Event occurs as set forth in Section 6.02(b);

“Amortization Event” means each of the events specified as Amortization Events in Section 3.15(a) of the Pooling and Servicing Agreement and each event specified in Section 6.01;

“Amortization Event Notice” means the written notice delivered by the Co-Owner or, if the Trust is the Co-Owner, the Administrative Agent pursuant to Section 6.02(a);

“Amortization Period” means with respect to the Series 202●-● Ownership Interest, the period commencing on the Amortization Commencement Day with respect to the Series 202●-● Ownership Interest and ending on the earlier of: (i) the first Reporting Day thereafter when the Invested Amount on the related Distribution Day is zero and all distributions to the Co-Owner in respect of the Series Ownership Entitlement shall have been made, and (ii) the Prescription Date.

“Available Reserve Amount” means, for any Distribution Day in relation to the Series 202●-● Ownership Interest, the amount, if any, on deposit in the Reserve Account on such day prior to the making of any deposits to or withdrawals from the Reserve Account as may be required hereunder;

“Beneficiary” shall have the meaning specified in the Declaration of Trust;

“Business Day” means, any day, other than a Saturday or Sunday or a day on which banks in the City of Toronto, Ontario or the City of New York, New York are not open for business;

“Canadian Dollar Equivalent” means, in relation to a Class of Notes, the Canadian Dollar equivalent of such amount ascertained using the relevant Initial Exchange Rate (as defined in the Swap Agreement) relating to such Class of Notes;

“Canadian Dollars” means the lawful money of Canada;

“Closing Date” means ● ●, 202●;

“Class A Notes” shall have the meaning ascribed thereto in the definition of Series 202●-● Notes;

[“Class B Note Monthly Interest” means, for any Interest Period, an amount equal to one-twelfth of the product of (a) [●% per annum], and (b) the aggregate principal amount of the Class B Notes as at the Determination Day immediately preceding the end of such Interest Period; provided, however, that with respect to the first Interest Period, the Class B Note Monthly Interest will be $●;]

[“Class B Notes” shall have the meaning ascribed thereto in the definition of Series 202●-● Notes;]

[“Class C Note Monthly Interest” means, for any Interest Period, an amount equal to one-twelfth of the product of (a) [●% per annum], and (b) the aggregate principal amount of the Class C Notes as at the Determination Day immediately preceding the end of such Interest Period; provided, however, that with respect to the first Interest Period, the Class C Note Monthly Interest will be $●;]

[“Class C Notes” shall have the meaning ascribed thereto in the definition of Series 202●-● Notes;]

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Contingent Successor Servicer Amount” means, for any Determination Period, the amount equal to one-twelfth of the product of (a) [2.0]%, and (b) the Invested Amount of the Series 202●-● Ownership Interest on the related Determination Day;

“Co-Owner” means Golden Credit Card Limited Partnership as owner of the Series 202●-● Ownership Interest, and any reference herein to the Co-Owner shall include the Managing GP acting in its capacity as managing general partner of Golden Credit Card Limited Partnership, in each case without individual liability, and shall include any successor in interest to the Co-Owner to the extent permitted hereunder and under the Pooling and Servicing Agreement, including the Trust;

“Cumulative Entitlement Deficiency” means, with respect to the Series 202●-● Ownership Interest for a Determination Day, an amount, which shall not be less than zero, equal to the amount, if any, by which:

(a)	the Maximum Series Entitlement for the Series 202●-● Ownership Interest for the related Determination Period exceeds

(b)	the Series Income Share for the Series 202●-● Ownership Interest for the related Determination Period;

[“DBRS” means DBRS Limited, or its successors;]

“Declaration of Trust” means that declaration of trust dated as of March 31, 1999 providing for the establishment by The Canada Trust Company (as predecessor to the Issuer Trustee), a trust company incorporated under the laws of Canada, of the Trust as a trust under the laws of the Province of Ontario, as supplemented by a supplemental declaration of trust made as of April 22, 2008 among the Administrative Agent, The Canada Trust Company and the Issuer Trustee and a second supplemental declaration of trust made as of September 29, 2011 by the Issuer Trustee and as it may be further amended, supplemented, modified or restated from time to time in accordance with the terms thereof;

“Depositor” means Golden Credit Card Limited Partnership.

“Distribution Account” means in respect of the Series 202●-● Ownership Interest, the segregated Canadian Dollar Eligible Deposit Account established in the name of the Trust in accordance with Section 5.04 of the Pooling and Servicing Agreement and Section 5.01 and designated in Schedule A as the Distribution Account and any replacement thereof established pursuant to Section 5.04(f) of the Pooling and Servicing Agreement, which account shall constitute a Series Account in respect of the Series 202●-● Ownership Interest for the purpose of the Pooling and Servicing Agreement;

“Distribution Day” shall have the meaning specified in Section 2.02(h);

“Distribution Notice” shall have the meaning specified in Section 5.02;

“Eligible Deposit Account” means, in respect of the Collection Account, the Reserve Account, the Distribution Account and the Swap Collateral Account, each an account that is a segregated account with an Eligible Institution;

“Eligible Institution” means (a) any trust company (including the Custodian or the Issuer Trustee) or Schedule I chartered bank incorporated under the laws of Canada (including an affiliate of the Custodian or Issuer Trustee) or any province thereof (i) which has (A) a long-term unsecured debt rating of [“A” or better by DBRS] or a certificate of deposit rating or short-term credit rating of [“R-1(low)” or better by DBRS], (B) (x) a long-term certificate of deposit rating (if assigned) or issuer default rating (if no long-term certificate of deposit rating is assigned) of [“A” or better or a long-term unsecured debt rating of “A” or better by Fitch] or (y) a short-term certificate of deposit rating (if assigned) or issuer default rating (if no short-term certificate of deposit rating is assigned) of [“F1” or better or short-term credit rating of “F1” or better by Fitch] and (C) either a long-term counterparty risk assessment rating of [“A2” or better or a certificate of deposit rating or short-term credit rating of “Prime-1” by Moody’s], and (ii) whose deposits are insured by Canada Deposit Insurance Corporation or its successors, or (b) any institution that otherwise satisfies the Rating Agency Condition;

“Eligible Investment” means, at any time, in relation to the investment of funds on deposit in the Collection Account, the Reserve Account or the Distribution Account, an investment in a book-entry security or a negotiable instrument or security represented by instruments in bearer or registered form payable in Canadian Dollars that mature no later than the next Distribution Day such that funds are available for distribution on such Distribution Day in accordance with this Series 202●-● Purchase Agreement, the Trust Indenture and the Series Supplement, which evidence:

(a)	direct obligations of, and obligations fully guaranteed as to timely payment by, the Government of Canada or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the Government of Canada;

(b)	short term or long term unsecured debt obligations issued or fully guaranteed by any province or municipality of Canada provided that such debt obligations receive a rating of (i) a short-term or long-term credit rating of “Prime-1” or better or “Aa3” or better from Moody’s, (ii) a credit rating of “R-1 (low)” or better or “A” or better from DBRS, and (iii) a credit rating of “F1+” or better or “AA-” or better from Fitch for securities that are scheduled to mature greater than 30 days following the date of the investment, and “F1” or better or “A” or better from Fitch for securities that are scheduled to mature within 30 days of the date of the investment;

(c)	demand deposits, time deposits or certificates of deposit of any chartered bank or trust company or credit union or co-operative credit society incorporated under the laws of Canada or any province thereof and subject to supervision and examination by federal banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating of (i) a short-term credit rating of “Prime-1” or better from Moody’s, (ii) a short-term credit rating of “R-1 (low)” or better from DBRS, and (iii) a credit rating of “F1+” or better or “AA-” or better from Fitch for securities that are scheduled to mature greater than 30 days following the date of the investment, and “F1” or better or “A” or better from Fitch for securities that are scheduled to mature within 30 days of the date of the investment;

(d)	call loans to and notes or bankers' acceptances issued or accepted by any bank, trust company, credit union or co-operative society described in paragraph (c) above;

(e)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of (i) a short-term credit rating of “Prime-1” or better from Moody’s, (ii) a short-term credit rating of “R-1 (low)” or better (in the case of commercial paper of a corporation) or “R-1(high)(sf)” or better (in the case of asset-backed commercial paper backed by global style liquidity) from DBRS, and (iii) a short-term credit rating of “ F1+” or better (in the case of commercial paper of a corporation scheduled to mature greater than 30 days following the date of the investment), “F1” or better (in the case of commercial paper of a corporation scheduled to mature within 30 days of the date of the investment) or “F1+sf” or better (in the case of asset-backed commercial paper backed by global style liquidity) from Fitch;

(f)	investments in money market funds having a rating of “Aaa-mf” by Moody’s, “AAA” by DBRS and “AAAmmf” from Fitch when purchased;

(g)	demand deposits, term deposits and certificates of deposit which when purchased are issued by an entity, the commercial paper of which has a rating of (i) a short-term credit rating of “Prime-1” or better from Moody’s, (ii) a short-term credit rating of “R-1(low)” or better from DBRS, and (iii) a credit rating of “F1+” or “AA-” or better from Fitch for securities that are scheduled to mature greater than 30 days following the date of the investment, and “F1” or better or “A” or better from Fitch for securities that are scheduled to mature within 30 days of the date of the investment;

(h)	any other investment with respect to the investment in which the Rating Agency Condition shall have been satisfied at the time of the investment therein or contractual commitment to invest therein;

(i)	deposits in the Collection Account; or

(j)	deposits in a fully segregated trust account established and maintained with an Eligible Institution or such other institution as satisfies the Rating Agency Condition;

“EU Retention Rules” means Article 6 of the EU Securitization Regulation, together with any related regulatory technical standards and implementing technical standards and any official binding guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority or the European Insurance and Occupational Pensions Authority (or, in any case, any predecessor authority) or by the European Commission, all (except as otherwise stated) as may be amended from time to time;

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended by Regulation (EU) 2021/557, and (except as otherwise stated) as may be further amended and supplemented;

“Excess Spread Percentage” shall have the meaning ascribed thereto in the definition of Reserve Event;

“Expected Final Payment Date” means with respect to the Class A Notes[, Class B Notes] [and] [Class C Notes], ● ●, 202●;

[“Fitch” means Fitch Ratings, Inc. or its successors;]

“Funding Costs” means, for any Interest Period and the related Distribution Day, the sum of:

(a)	the Monthly Swap Payment for the Class A Notes, [plus]

(b)	[the Monthly Swap Payment for the Class B Notes] [the Class B Note Monthly Interest accrued on the outstanding principal amount of the Class B Notes as of the close of business on the immediately preceding Distribution Day (after giving effect to all payments made to the holders of such Class B Notes in respect of the principal amount of such Class B Notes, if any, on such date), plus]

(c)	[the Monthly Swap Payment for the Class C Notes] [the Class C Note Monthly Interest accrued on the outstanding principal amount of the Class C Notes as of the close of business on the immediately preceding Distribution Day (after giving effect to all payments made to the holders of such Class C Notes in respect of the principal amount of such Class C Notes, if any, on such date), minus]

(d)	the amount of interest and investment earnings on amounts on deposit in the Distribution Account for such Interest Period;

provided, however, that for the first Interest Period, the Funding Costs shall be $●;

“High Rating” shall have the meaning ascribed thereto in Section 5.08(b);

“Indenture Trustee” means CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, in its capacity as indenture trustee under the Trust Indenture and in its individual capacity to the extent therein provided, or its successor in interest, or any successor Indenture Trustee appointed pursuant to the Trust Indenture;

“Initial Invested Amount” means such amount as specified in Section 2.02(b);

“Interest Payment Date” shall have the meaning ascribed thereto in the Trust Indenture and the Series Supplement;

“Interest Period” means, with respect to any Distribution Day, the period from and including the preceding Distribution Day (or the Closing Date in the case of the first Distribution Day) to and excluding such Distribution Day and the “related Interest Period” for any Determination Period is the Interest Period ending immediately before the Distribution Day immediately following such Determination Period;

“Investor Monthly Portfolio Report Summary” means the abbreviated form of servicer report to be delivered pursuant to Section 9.01(c);

“Issuer Trustee” means Computershare Trust Company of Canada, in its capacity as trustee of the Trust pursuant to the Declaration of Trust, and its successors in interest, or any successor Issuer Trustee appointed pursuant to, and in accordance with, the Declaration of Trust;

“Maximum Series Entitlement” means, in respect of the Series 202●-● Ownership Interest for a Determination Period, the amount determined in accordance with Section 4.01 for the Determination Period;

“Monthly Swap Payment” for an Interest Period, an amount equal to the Party B Fixed Amounts (as defined in the Swap Agreement) (which, for greater certainty, shall not include any amounts payable by the Trust upon any applicable early termination under the Swap Agreement) in respect of accruals under the Swap Agreement for the Class A[, Class B] [and] [Class C] Notes with respect to such Interest Period;

[“Moody’s” means Moody’s Investors Service, Inc. or its successors;]

“Payment Rate” means, for any Determination Period, a fraction (expressed as a percentage) the numerator of which is the aggregate amount of Collections for the Determination Period and the denominator of which is the Pool Balance as of the opening of business on the first day of such Determination Period;

“Pooling and Servicing Agreement” means the second amended and restated pooling and servicing agreement dated as of October 30, 2009 between RBC, as Seller and initial Servicer and BNY Trust Company of Canada, as Custodian as the same may be amended, modified, supplemented or restated from time to time;

“Pre-Accumulation Reserve Period” means with respect to the Series 202●-● Ownership Interest the following Distribution Days:

(i)	if the Excess Spread Percentage determined on the immediately preceding Reporting Day is less than or equal to [2.00]%, the Distribution Day that precedes the Accumulation Commencement Day by twelve months and each subsequent Distribution Day;

(ii)	if the Excess Spread Percentage determined on the immediately preceding Reporting Day is greater than [2.00]% but is less than or equal to [3.00]%, the Distribution Day that precedes the Accumulation Commencement Day by six months and each subsequent Distribution Day;

(iii)	if the Excess Spread Percentage determined on the immediately preceding Reporting Day is greater than [3.00]% but is less than or equal to [4.00]%, the Distribution Day that precedes the Accumulation Commencement Day by four months and each subsequent Distribution Day; and

(iv)	if the Excess Spread Percentage determined on the immediately preceding Reporting Day is greater than [4.00]%, the Distribution Day that precedes the Accumulation Commencement Day by three months and each subsequent Distribution Day;

“Prescription Date” means, with respect to the Series 202●-● Ownership Interest, the date specified as such in Section 2.02(d);

“Qualified Dispute Resolution Professional” means a Person who shall be independent, impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney or retired judge specializing in commercial litigation with at least 15 years of experience and who shall be appointed from a list of neutrals maintained by the American Arbitration Association.

“RBC” means Royal Bank of Canada, a Canadian chartered bank;

“Rating Agency” means [DBRS,] [Fitch] [and] [Moody’s] or any other credit rating agency selected from time to time by the Administrative Agent to provide a rating, and which does provide a rating, for the Series 202●-● Notes;

“Regulation AB” means Regulation AB under the U.S. Securities Act.

“Related Securities” means, with respect to the Series 202●-● Ownership Interest, the Series 202●-● Notes and for greater certainty for the purpose of determining whether a Rating Agency Condition has been satisfied under the Pooling and Servicing Agreement in respect of the Series 202●-● Ownership Interest, the definition of Related Securities in this Series 202●-● Purchase Agreement shall be used;

“Required Reserve Amount” means with respect to the Series 202●-● Ownership Interest during a period in which a Reserve Event has occurred and is continuing an amount equal to:

(i)	[5.00]% of the Initial Invested Amount of the Series 202●-● Ownership Interest, if the Excess Spread Percentage is [1.50]% or less;

(ii)	[2.00]% of the Initial Invested Amount if the Series 202●-● Ownership Interest, if the Excess Spread Percentage is greater than [1.50]% but equal to or less than [2.50]%;

(iii)	[1.50]% of the Initial Invested Amount of the Series 202●-● Ownership Interest if the Excess Spread Percentage is greater than [2.50]% but equal to or less than [3.50]%;

(iv)	[1.00]% of the Initial Invested Amount of the Series 202●-● Ownership Interest if the Excess Spread Percentage is greater than [3.50]% but less than [4.00]%; and

(v)	in all other circumstances, zero,

less, in each case, the cumulative amount withdrawn from the Reserve Account and deposited to the Distribution Account in accordance with Section 5.04(e) and/or the Distribution Notice;

“Reserve Account” means, in respect of the Series 202●-● Ownership Interest, the segregated Canadian Dollar Eligible Deposit Account established by the Servicer and maintained by the Custodian as agent for the Seller and the Co-Owner in accordance with Section 5.04 of the Pooling and Servicing Agreement and Section 5.04 and designated in Schedule A as the Reserve Account and any replacement thereof established pursuant to Section 5.04(b), which account shall constitute a Series Account in respect of the Series 202●-● Ownership Interest for the purposes hereof and the Pooling and Servicing Agreement;

“Reserve Account Available Collections” means in respect of the Series 202●-● Ownership Interest and a Determination Period, the amount, if any, by which (x) the Excess Finance Charge Receivable Collections for such Determination Period exceeds (y) the sum of (A) the Series Pool Losses for the related Determination Period, if any, and (B) during the Accumulation Period or Amortization Period the Cumulative Invested Amount Deficiency on the Determination Day immediately preceding the related Determination Day, less the amount, if any, withdrawn from the Reserve Account in respect of the Cumulative Invested Amount Deficiency on the Distribution Day related to such immediately preceding Determination Day;

“Reserve Event” shall occur with respect to the Series 202●-● Ownership Interest if, on a Reporting Day, the number, expressed as a percentage (the “Excess Spread Percentage”), equal to twelve times:

(a)	(i) the average Series Income Share for the Series 202●-● Ownership Interest during the three Determination Periods preceding such Reporting Day, minus (ii) the sum of (A) the Funding Costs and Additional Funding Expenses, and (B) the Series Pool Losses, in each case for the Series 202●-● Ownership Interest averaged over the three Determination Periods preceding such Reporting Day provided that in respect of the initial Determination Period the Funding Costs shall be multiplied by the fraction 30/● for the purpose of making the foregoing calculations, divided by

(b)	the Invested Amount of the Series 202●-● Ownership Interest averaged over the three Determination Periods preceding such Reporting Day,

is less than [4.00]%, and a Reserve Event shall continue until the next Reporting Day on which the average of the Excess Spread Percentage for the three Determination Periods preceding such Reporting Day equals or exceeds [4.00]%;

“Series 202●-● Notes” means [collectively,] [(i)] the [●%] credit card receivables-backed [floating rate] Class A notes, Series 202●-● (the “Class A Notes”), [(ii) the [●%] credit card receivables-backed [floating rate]Class B notes, Series 202●-● (the “Class B Notes”);] [and] [(iii) the [●%] credit card receivables-backed [floating rate]Class C notes, Series 202●-● (the “Class C Notes”),] issued by the Trust on the date hereof pursuant to the Trust Indenture and the Series Supplement;

“Series 202●-● Ownership Interest” means the undivided co-ownership interest in the Account Assets and the undivided co-ownership interest with the Seller in the Reserve Account with the terms and attributes determined hereunder and under the Pooling and Servicing Agreement from time to time;

“Series 202●-● Purchase Agreement” means this agreement, as the same may be amended, modified, supplemented or restated from time to time;

“Series Allocable Percentage” means, in respect of a Determination Period and the Series 202●-● Ownership Interest, the fraction expressed as a percentage, the numerator of which is the principal amount of the outstanding Series 202●-● Notes (being, in the case of the Class A Notes, the Canadian Dollar Equivalent thereof) on the Determination Day immediately preceding such Determination Period (after all calculations, adjustments, allocations and distributions required to be made in respect of such Determination Day have been made) and the denominator of which is equal to the sum of the principal amount of and on all other notes of [the Co-Owner] [the Trust] (including the outstanding Series 202●-● Notes (being, in the case of the Class A Notes, the Canadian Dollar Equivalent thereof)) on such Determination Day which have been issued under the Trust Indenture;

“Series Supplement” means the supplemental indenture to the Trust Indenture dated as of the date hereof under which the Series 202●-● Notes are created and issued by the Trust;

“Servicer Termination Event” means, for the purposes of the Series 202●-● Series Purchase Agreement, the occurrence of one or more of the following:

(i)	the Servicer fails to make any distribution, transfer or deposit required in respect of the Series 202●-● Ownership Interest and such failure continues for a period of three Business Days after discovery of such failure by an officer of the Servicer;

(ii)	except as set forth in (a) above, the Servicer or, if the Seller or an affiliate is the Servicer, the Seller, as the case may be, fails to observe or perform any covenant or agreement contained in the Pooling and Servicing Agreement or the Series 202●-● Purchase Agreement, if such failure has a material adverse effect on the ability of the Co-Owner or, if the Co-Owner is not the Trust, the Trust to satisfy its obligations to holders of the Series 202●-● Notes (without regard to the availability of any Series Credit Enhancement) and continues unremedied for a period of sixty (60) days after delivery by the Custodian or the affected Co-Owner of written notice thereof to the Servicer or the Seller, as the case may be;

(iii)	any representation or warranty made by the Servicer, or if the Seller or an Affiliate is the Servicer, made by the Seller in the Pooling and Servicing Agreement or the Series 202●-● Purchase Agreement is found to have been incorrect when made, or any information required thereby or hereby to be given by the Servicer is found to have been incorrect when given, and such incorrect representation, warranty or information has a material adverse effect on the ability of the Co-Owner or, if the Co-Owner is not the Trust, the Trust to satisfy its obligations to holders of the Series 202●-● Notes (without regard to the availability of any Series Credit Enhancement) and continues to be incorrect or unremedied for a period of sixty (60) days after delivery by the Custodian or the Co-Owner of written notice thereof to the Servicer or the Seller, as the case may be; or

(iv)	except where the terms of Section 7.04 of the Pooling and Servicing Agreement have been complied with, there is commenced against the Servicer any proceeding or the taking of any step by or against the Servicer for the dissolution, liquidation or winding-up of the Servicer or for any relief from the laws of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement, compromise or winding-up, or for the appointment of one or more of a trustee, receiver, receiver and manager, custodian, liquidator or other person with similar powers with respect to the Servicer, unless such proceeding or step is being contested in good faith by the Servicer.

“Swap Agreement” means the ISDA Master Agreement dated as of the date hereof, as between the Trust and the Swap Counterparty, as amended, supplemented, modified, restated or replaced from time to time, including the Schedule and Credit Support Annex thereto and together with [the] [each] Confirmation (as defined therein), each also dated the date hereof, in relation to the cross currency interest rate swap entered into in connection with the Class A Notes[, the Class B Notes] [and] [the Class C Notes];

“Swap Collateral Account” means the segregated U.S. Dollar Eligible Deposit Account established in the name of the Trust, and any replacement thereof established pursuant to Section 2.08;

“Swap Counterparty” means [Royal Bank of Canada] and its successors and assigns;

“Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not;

“the Trust” means Golden Credit Card Trust;

“this Series 202●-● Purchase Agreement”, “herein”, “hereby”, “hereunder” and similar expressions means and refer to this Series 202●-● Purchase Agreement as originally executed, and as from time to time supplemented, amended, modified or restated and shall include any schedules and the forms of any deed or instrument supplemental or ancillary hereto, taken together, and not to any specific provision of this Series 202●-● Purchase Agreement or any such deed or instrument;

“Trust Indenture” means the trust indenture between the Issuer Trust and the Indenture Trustee dated as of July 9, 1999, as supplemented by a supplemental trust indenture made as of April 22, 2008 among the Indenture Trustee, The Canada Trust Company and the Issuer Trustee and a second supplemental trust indenture made as of January 26, 2017 between the Indenture Trustee and the Issuer Trustee and as the same may be further amended, modified or supplemented from time to time, and in respect of the Series 202●-● Notes as supplemented by the Series Supplement relating thereto;

“UK Retention Rules” means Article 6 of the UK Securitization Regulation, together with any related technical standards and official binding guidance published in relation thereto, all (except as otherwise stated) as may be amended from time to time;

“UK Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, as may be further amended and supplemented;

“U.S.$” or “U.S. Dollars” means the lawful money of the United States of America; and

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“U.S. Person” has the meaning given to such term in Section 7701(a)(30) of the Code.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

1.02	Headings

The division of this Series 202●-● Purchase Agreement into Articles, Sections and Schedules, the insertion of headings, and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Series 202●-● Purchase Agreement. Unless the context otherwise requires, references herein to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules, respectively, of this Series 202●-● Purchase Agreement.

1.03	Schedules

The following Schedules referred to herein and annexed hereto are incorporated herein by reference and are deemed to be a part hereof:

Schedule A	-	Identification of the Distribution Account and the Reserve Account for the Series 202●-● Ownership Interest

Schedule B	-	Form of Maximum Series Entitlement Report

Schedule C	-	Form of Distribution Notice

Schedule D	-	Form of Monthly Portfolio Report

Schedule E	-	Form of Auditor Report

Schedule F	-	Form of Investor's Monthly Portfolio Report Summary

1.04	References to Certain Terms in the Pooling and Servicing Agreement

This Series 202●-● Purchase Agreement is the “Series Purchase Agreement” referred to in the Pooling and Servicing Agreement that relates to the Series 202●-● Ownership Interest.

1.05	English Language

All parties hereto acknowledge that this Series 202●-● Purchase Agreement and each document related hereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of the parties. Les parties à la présente convention conviennent que la présente convention ainsi que tout document qui s'y rattache (incluant tout document rédigé en français et en anglais) soient rédigés en langue anglaise à la volonté expresse des parties.

1.06	Conflict Between Series 202●-● Purchase Agreement and Pooling and Servicing Agreement

In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision of the Pooling and Servicing Agreement, the terms and provisions of this Series 202●-● Purchase Agreement shall govern; provided, however, that the terms of this Series 202●-● Purchase Agreement may modify or amend the terms of the Pooling and Servicing Agreement solely as applied to the Series 202●-● Ownership Interest.

1.07	Discontinuance and Changes in Designation of Ratings

In applying any definition or other term or provision hereof or of the Pooling and Servicing Agreement which contemplates a specific rating of a Rating Agency at a time,

(a)	each Rating Agency specified will include any successor thereof at the time (whether as a result of a change in name, an amalgamation, merger or other reorganization, or otherwise),

(b)	if a specified Rating Agency and any successor ceases to exist or such Rating Agency ceases to provide ratings in respect of a class of securities of which the Series 202●-● Notes would form a part of the reference to such Rating Agency and its ratings shall not be applicable,

(c)	if a specified Rating Agency changes the designation of its debt rating categories, the debt rating categories specified will refer to each debt rating category of the Rating Agency at the time which can reasonably be determined to be equivalent to the specified rating categories of the Rating Agency, and

(d)	if another credit rating agency is selected by the Administrative Agent, the reference to a debt rating category shall, in respect of such additional credit rating agency, be deemed to include a reference to the equivalent rating category of such additional credit rating agency.

1.08	Currency and Canadian Dollar Equivalent

(a)	Unless otherwise specified, all amounts expressed herein in terms of money refer to Canadian Dollars.

(b)	Unless otherwise specified herein, any reference to the principal amount of the Class A[, Class B] [and] [Class C] Notes, including in respect of such debt as indebtedness of the Trust as assignee of the Series 202●-● Ownership Interest, shall be to the Canadian Dollar Equivalent of the principal amount in U.S. Dollars of the Class A Notes[, the Class B Notes] [and] [the Class C Notes].

1.09	References to Acts of the Co-Owner

For greater certainty, where any reference is made in this Series 202●-● Purchase Agreement, or in any other instrument executed pursuant hereto or contemplated hereby to which the Co-Owner or the Managing GP, as managing general partner of the Co-Owner, is party, to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, or a suit or proceeding to be taken by or against, (i) the Co-Owner or (ii) the Managing GP, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, or a proceeding to be taken by or against, the Managing GP as managing general partner for the Co-Owner.

ARTICLE Two
CREATION, TRANSFER AND ATTRIBUTES OF THE SERIES 202●-● OWNERSHIP INTEREST

2.01	Creation and Transfer of the Series 202●-● Ownership Interest

(a)	The Series 202●-● Ownership Interest is hereby created in accordance with, and pursuant to, the Pooling and Servicing Agreement, as supplemented by this Series 202●-● Purchase Agreement, as of the date hereof and the Seller hereby Transfers, on a fully serviced basis, the Series 202●-● Ownership Interest to the Co-Owner effective as of the date hereof, which Ownership Interest shall constitute an undivided co-ownership interest in the Account Assets and an undivided co-ownership interest with the Seller in the Reserve Account having the rights, entitlements and obligations provided for under the Pooling and Servicing Agreement and hereunder effective as of the date hereof.

(b)	The Seller confirms that the Transfer made pursuant to Section 2.01(a) does not constitute, and is not intended to result in:

(i)	the creation of, or an assumption by the Custodian or the Co-Owner of any obligation of the Seller, the Servicer or any other Person in connection with the Receivables, the Accounts or the Custodial Property or under any agreement or instrument relating thereto, including any obligation to any Obligors, merchant banks, merchant clearance systems, a Specified Account Designation Entity or insurers;

(ii)	any obligation of the Seller or any other Person to repay indebtedness; or

(iii)	the formation of any trust or any joint venture or partnership between the Seller and any other Person.

(c)	The Seller and the Co-Owner acknowledge and agree that the payment of $● in Canadian Dollars (the purchase price for the purposes of Section 3.02 of the Pooling and Servicing Agreement) by the Co-Owner to RBC, as Seller, pursuant to this Agreement in respect of the purchase by the Co-Owner of the Series 202●-● Ownership Interest and the execution and delivery of this Agreement constitutes full consideration for the creation and Transfer of the Series 202●-● Ownership Interest.

(d)	The Series 202●-● Ownership Interest shall constitute a single Series, within which there shall be no specified Classes, and shall have the terms and attributes, and confer upon the Co-Owner the entitlements and property rights, set forth in Section 2.02 and under the Pooling and Servicing Agreement.

(e)	The Seller and the Co-Owner intend and agree that the transfer of the Series 202●-● Ownership Interest by the Seller to the Co-Owner pursuant to the terms hereof, the Pooling and Servicing Agreement and the documents entered into pursuant hereto and thereto shall constitute an absolute and unconditional sale, assignment, conveyance and transfer of such co-ownership interest, and the Seller and the Co-Owner agree that they shall only receive the full benefits of such transfer if it is treated as an absolute and unconditional sale of the Series 202●-● Ownership Interest.

2.02	Terms and Attributes of the Series 202●-● Ownership Interest

The Series 202●-● Ownership Interest shall have the following Principal Terms:

(a)	the Series created and Transferred hereby shall be designated as the “Series 202●-● Ownership Interest”;

(b)	the Initial Invested Amount of the Series 202●-● Ownership Interest shall be $● in Canadian Dollars;

(c)	the Accumulation Commencement Day for the Series 202●-● Ownership Interest shall be the earlier of (i) the day specified as such by the Servicer in a written notice delivered prior to such day to the Co-Owner, the Custodian and the Seller, and (ii) ●, 202●. In determining whether to specify an earlier Accumulation Commencement Day, the Servicer will determine whether the expected availability of Collections to the Co-Owner in respect of the Series 202●-● Ownership Interest based on an Accumulation Period commencing on ●, 202● will be sufficient to repay the Series 202●-● Notes on their respective Expected Final Payment Date;

(d)	the Prescription Date of the Series 202●-● Ownership Interest shall be ●, 202●;

(e)	the date or dates on which amounts shall be deposited in the Distribution Account and the Reserve Account and on which amounts on deposit in the Collection Account and the Reserve Account shall be withdrawn and remitted to the Co-Owner in respect of the Series 202●-● Ownership Interest during the Revolving Period, the Accumulation Period and the Amortization Period, shall, in each case, be as determined in accordance with the terms hereof and the Distribution Notice;

(f)	the Reserve Account being a Series Account only in respect of the Series 202●-● Ownership Interest, the Available Reserve Amount and any Eligible Investments credited to such account shall only be made available to the Seller and the Co-Owner in respect of the Series 202●-● Ownership Interest by the Custodian and Servicer in accordance with the terms hereof;

(g)	the Reserve Account and the Distribution Account shall constitute Series Accounts only in respect of the Series 202●-● Ownership Interest; and

(h)	a Distribution Day for the Series 202●-● Ownership Interest shall be the 15th day of the month or, if such day is not a Business Day, the next succeeding Business Day, with the first Distribution Day being ●, 2023.

2.03	Pooling and Servicing Agreement

If any representation, warranty or covenant contained in Section 6.02(a) of the Pooling and Servicing Agreement is breached and such breach has a material adverse effect on the Co-Owner's interest in any Account Assets and continues unremedied for a period of 30 Business Days after delivery by the Custodian or the Co-Owner of written notice thereof to the Servicer, then the Servicer shall purchase all affected Account Assets on or before the expiry of such 30 Business Day period on the terms and conditions set forth in Section 6.02(d) of the Pooling and Servicing Agreement. On and after the date hereof, subject to Section 1.06, all other terms and conditions set out in the Pooling and Servicing Agreement relating to the Series 202●-● Ownership Interest shall apply to the Series 202●-● Ownership Interest without variation or amendment.

2.04	Covenants, Representations and Warranties of the Seller

(a)	The Seller hereby gives and makes on and as of the date hereof, to and for the benefit of the Co-Owner, those covenants, representations and warranties set forth in Sections 2.03 and 2.04 of the Pooling and Servicing Agreement contemplated to be given or made on the Closing Date, to the same effect as if such covenants, representations and warranties were set forth herein in full.

(b)	The Seller covenants that it will not remove an Account pursuant to Section 2.08 of the Pooling and Servicing Agreement unless the Account to be removed is selected, in all material respects, (x) on a random basis, (y) as a result of the action or inaction of a third party, which, for greater certainty, may include the applicable Obligor in respect of non-repayment of a Receivable, and not the unilateral action of the Seller, or (z) in accordance with procedures determined by the Co-Owners and reasonably believed by the Seller not to be adverse to the Co-Owners or the holders of Related Securities.

(c)	Notwithstanding anything contained in the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement (or contained in any documents, agreements or understandings related to the Seller) to the contrary, so long as the Series 202●-● Ownership Interest is outstanding, the Retained Interest may not be held by, and shall not be the subject of a Transfer to, a U.S. Person. Further, no provision contained in the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement (or contained in any documents, agreements or understandings related to the Seller) shall be interpreted to allow the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement to be amended to allow for the ownership of the Retained Interest by, or the Transfer of the Retained Interest to, a U.S. Person in a manner contrary to the restrictions contained in this Section 2.04(c).

(d)	The Seller covenants that (i) the Seller (as originator) will retain a material net economic interest of not less than 5% of the nominal value of each of the securitized exposures in accordance with Article 6(3)(b) of the EU Securitization Regulation and UK Securitization Regulation (which, in each case, does not take into account any relevant national measures) in the form of an originator’s interest, in this case through the Seller's holding of the Retained Interest, (ii) this form of retention will not change while the Series 202●-● Notes are outstanding, except, where applicable, under exceptional circumstances in accordance with the EU Retention Rules and UK Retention Rules, (iii) the Retained Interest will not be subject to any credit risk mitigation, any short position or any other hedge and will not be sold, except to the extent permitted by the EU Retention Rules and UK Retention Rules, and (iv) the Seller will provide ongoing confirmation of its continued compliance with its obligations in clauses (i) and (iii) in this paragraph in or concurrently with the delivery of each Investors' Monthly Portfolio Report Summary.

(e)	The Seller (i) represents as of the date hereof that none of the Account Assets is a Participation in the form of a security and (ii) covenants that, for so long as the Series 202●-● Notes are outstanding, it will not add to the Account Assets any Participation in the form of a security, in each case, unless such security is registered with the U.S. Securities and Exchange Commission.

2.05	Covenants, Representations and Warranties of the Co-Owner

(a)	The Co-Owner covenants, represents and warrants that:

(i)	it has been duly established pursuant to the Limited Partnership Agreement, which is governed by the laws of the Province of Ontario; and

(ii)	the Managing has been duly appointed as managing general partner under the Limited Partnership Agreement with all requisite power and authority to enter into this Series 202●-● Purchase Agreement.

(b)	The Co-Owner will (a) notify the Seller and the Servicer, as soon as practicable and in any event within five Business Days, of all demands or requests communicated (in writing or orally) to it for the repurchase of any Account Asset pursuant to Section 2.05 of the Pooling and Servicing Agreement, (b) promptly upon request by the Seller or the Servicer, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the U.S. Exchange Act, and (c) if requested by the Seller or the Servicer, provide a written certification no later than 15 days following any calendar quarter or calendar year that it has not received any such repurchase demands for such period, or if any such repurchase demands have been received during such period, that it has provided all the information reasonably requested under clause (b) above. In no event will the Co-Owner have any responsibility or liability in connection with any filing required to be made by a securitizer under the U.S. Exchange Act.

2.06	Required Pool Percentage

The Required Pool Percentage with respect to the Series 202●-● Ownership Interest shall be [107]% or such lesser percentage as may satisfy the Rating Agency Condition.

2.07	Form of Auditor Report

The annual report of the independent auditor of the Servicer to be delivered pursuant to Section 6.04 of the Pooling and Servicing Agreement in respect of the Series 202●-● Ownership Interest shall be substantially in the form attached as Schedule E or such other form as may be consistent with the recommendations or standards established from time to time by the Chartered Professional Accountants of Canada (formerly known as the Canadian Institute of Chartered Accountants).

2.08	Replacement of Swap Collateral Account

If, at any time, any Swap Collateral Account ceases to be an Eligible Deposit Account the Servicer shall (a) within 30 days thereof, establish or cause to be established, a substitute Eligible Deposit Account for such Swap Collateral Account, (b) instruct the Person in whose name the Swap Collateral Account is established to transfer all funds and investments then deposited in or invested from the Swap Collateral Account to such substitute the Swap Collateral Account and (c) notify the Swap Counterparty of the account number of such substitute the Swap Collateral Account, the account designation of such the Swap Collateral Account and the name and address of the institution at which the Swap Collateral Account has been established. If a substitute the Swap Collateral Account is established, this Series 202●-● Purchase Agreement shall be deemed to be amended to include the relevant information for such substitute the Swap Collateral Account.

2.09	Substitute Collection Account

For the purposes of Section 5.01(b) of the Pooling and Servicing Agreement, if the Servicer is required to establish a substitute Eligible Deposit Account as the Collection Account, it shall do within 30 days of the Collection Account ceasing to be an Eligible Deposit Account.

ARTICLE Three
APPOINTMENT OF SERVICER AND CUSTODIAN

3.01	Appointment of Servicer

Pursuant to its agreement to Transfer the Series 202●-● Ownership Interest to the Co-Owner on a fully-serviced basis, RBC is hereby appointed as Servicer in respect of the Series 202●-● Ownership Interest and RBC hereby agrees to act in such capacity and to carry out the obligations of the Servicer under and in accordance with the terms of the Pooling and Servicing Agreement, as supplemented by this Series 202●-● Purchase Agreement, and accordingly, no separate fees shall be payable by the Co-Owner to RBC in its capacity as Servicer.

3.02	Appointment of Custodian

(a)	The Co-Owner hereby confirms its appointment of BNY Trust Company of Canada as Custodian in respect of the Series 202●-● Ownership Interest and the Custodian agrees to so act.

(b)	Subject to the terms and conditions of the Pooling and Servicing Agreement and this Agreement, (a) the Co-Owner confirms that it delivered to and deposited with, and hereby transfers, assigns, conveys and delivers to and deposits with, the Custodian, as agent, nominee and bare trustee for and on behalf of the Co-Owner, all of the Co-Owner's present and future right, title and interest in, to and under the Custodial Property, and irrevocably appoints, empowers and instructs the Custodian to act in accordance with the provisions of Sections 1.11 and 9.01 of the Pooling and Servicing Agreement and (b) the Seller and the Custodian agree that the Custodian shall hold all of the Seller's present and future right, title and interest in, to and under the Reserve Account and the proceeds thereof as agent, nominee and bare trustee for and on behalf of the Seller as its interests and entitlements are set out herein and in the Pooling and Servicing Agreement, and the Custodian agrees to so act.

ARTICLE Four
MAXIMUM SERIES ENTITLEMENT

4.01	Determination of the Maximum Series Entitlement of the Series 2022-● Ownership Interest

(a)	The written notice required by Section 4.04 of the Pooling and Servicing Agreement shall be substantially in the form of Schedule B hereto or in such other form as the Servicer and the Co-Owner may agree and shall be delivered by the Co-Owner to the Servicer in accordance with such Section.

(b)	The Maximum Series Entitlement of the Series 202●-● Ownership Interest in respect of any Determination Period is an amount, which shall not be less than zero, equal to the aggregate of:

(i)	the Funding Costs incurred or accrued in respect of the Series 202●-● Ownership Interest for the related Interest Period;

(ii)	the Additional Funding Expenses incurred in respect of the Series 202●-● Ownership Interest for such Determination Period; and

(iii)	the Cumulative Entitlement Deficiency, if any, for the Series 202●-● Ownership Interest on the immediately preceding Determination Day less the amount, if any, withdrawn from the Reserve Account in respect of the Cumulative Entitlement Deficiency on the immediately preceding Distribution Day.

ARTICLE Five
DISTRIBUTIONS OF COLLECTIONS
AND PURCHASE PROCEEDS

5.01	The Distribution Account

(a)	The Servicer confirms that it has established on behalf of the [Co-Owner] an Eligible Deposit Account (the particulars of which are set forth in Schedule A) in the name of the [Trust], which shall constitute the Distribution Account in respect of the Series 202●-● Ownership Interest (the “Distribution Account”). If a substitute Distribution Account is established pursuant to Section 5.04(f) of the Pooling and Servicing Agreement, the Servicer shall provide to the Custodian an amended Schedule A, setting forth the relevant information relating to the Distribution Account.

5.02	Distribution Notice

(a)	The Co-Owner hereby delivers, and the Servicer hereby confirms receipt of, the distribution notice (the “Distribution Notice”) for and in respect of the Series 202●-● Ownership Interest. A copy of the Distribution Notice is attached hereto as Schedule C.

(b)	Subject to changes to the Accumulation Commencement Day made pursuant to Section 2.02(c), the Co-Owner and the Servicer will not (absent manifest error) be permitted to amend or modify the Distribution Notice, except upon the written agreement of the Seller and satisfaction of the Rating Agency Condition with respect to DBRS and, in the case of Fitch and Moody’s, provided the Seller has provided such Rating Agencies at least 10 days prior written notice of such amendment or modification. The Distribution Notice will be effective until the earlier of (a) the Distribution Day on which the Invested Amount of the Series 202●-● Ownership Interest is reduced to zero, and (b) the Prescription Date.

5.03	Investment of Amounts in the Distribution Account

(a)	All amounts deposited in the Distribution Account that are invested shall be invested by the Servicer or Co-Owner, as applicable, in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day next preceding the date on which a payment therefrom is to be made in respect of the Series 202●-● Ownership Interest.

(b)	Subject to the provisions of the Trust Indenture, the Co-Owner shall possess all title documents to and other evidence of ownership of all funds from time to time on deposit in, and all related Eligible Investments credited to, the Distribution Account and all proceeds thereof.

5.04	Reserve Account

(a)	The Servicer confirms it has established on behalf of the [Co-Owner] and the Seller an Eligible Deposit Account (the particulars of which are set forth in Schedule A) in the name of the Custodian, bearing a designation clearly indicating that the funds deposited therein are held for the Co-Owner and the Seller (the “Reserve Account”).

(b)	The Custodian shall possess all title documents to, other evidence of ownership of all funds from time to time on deposit in, and all investments and their proceeds which are credited to, the Reserve Account. The Custodian shall have sole signing authority in respect of the Reserve Account. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Servicer shall, within 30 days of the Reserve Account ceasing to be an Eligible Deposit Account, establish a substitute Eligible Deposit Account as the Reserve Account, instruct the Custodian to transfer any funds and any Eligible Investments to such new Reserve Account and, from the date any such substitute account is established and funds and Eligible Investments transferred, such account shall be the Reserve Account. If a substitute Reserve Account is established pursuant to this Section 5.04(b), the Servicer shall provide to the Custodian an amended Schedule A, setting forth the relevant information for such substitute Reserve Account.

(c)	All title documents to and other evidences of ownership of all Eligible Investments shall be held by the Custodian, for the benefit of the Co-Owner and the Seller. Funds on deposit in the Reserve Account that are invested shall be invested by the Custodian solely in such Eligible Investments as shall be directed by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the date on which a withdrawal therefrom is to be made hereunder. As of each Business Day, all interest and other investment earnings (net of losses and reasonable investment expenses) earned on investments of funds deposited into the Reserve Account which are received on the day shall be credited to the Reserve Account.

(d)	For the purposes of Sections 5.05(d)(iii) and 5.05(e)(iii) of the Pooling and Servicing Agreement, the Servicer shall direct the Custodian to withdraw from the Collection Account and deposit to the Reserve Account on each Distribution Day following the occurrence of a Reserve Event which is continuing, the Reserve Account Available Collections until the Available Reserve Amount is equal to the Required Reserve Amount. In addition to the deposits to the Reserve Account required upon the occurrence and continuation of a Reserve Event, the Servicer shall direct the Custodian to withdraw from the Collection Account and deposit to the Reserve Account the Reserve Account Available Collections on each Distribution Day during the Pre-Accumulation Reserve Period until the amount deposited in the Reserve Account in respect of this requirement is equal to 0.75% of the Initial Invested Amount of the Series 202●-● Ownership Interest. The amount so deposited will be in addition to the Required Reserve Amount, if any. If deposits of Reserve Account Available Collections are required to be made in respect of both a Reserve Event and the Pre-Accumulation Reserve Period, deposits shall be deemed to be made firstly in respect of the requirement to deposit during the Pre-Accumulation Reserve Period and once all required deposits in respect thereof have been made, then in respect of the Reserve Event.

(e)	If on any Distribution Day the Series Principal Collections, Available Excess Collections and Finance Charge Receivable Collections available to be deposited to the Distribution Account in respect of the Series 202●-● Ownership Interest are less than the amounts required to be deposited to the Distribution Account in accordance with a Distribution Notice, the Servicer shall direct the Custodian to withdraw from the Reserve Account and deposit to the Distribution Account the lesser of: (i) the sum of the Cumulative Invested Amount Deficiency and the Cumulative Entitlement Deficiency on the related Determination Day, and (ii) the Available Reserve Amount on such Distribution Day. Amounts withdrawn from the Reserve Account shall be deemed to be withdrawn firstly in respect of amounts deposited in respect of a Reserve Event and thereafter in respect of the amount required to be deposited during Pre-Accumulation Reserve Period and firstly in respect of the Cumulative Entitlement Deficiency and thereafter in respect of the Cumulative Invested Amount Deficiency. The amount withdrawn from the Reserve Account and deposited to the Distribution Account on a Distribution Day pursuant to this Section 5.04(e) on account of a Cumulative Invested Amount Deficiency with respect to the Series 202●-● Ownership Interest shall be subtracted pursuant to Section 4.01(f) of the Pooling and Servicing Agreement in calculating the Invested Amount of the Series 202●-● Ownership Interest on the Determination Day immediately following such Distribution Day.

(f)	On the earlier of (a) the Determination Day on which the Invested Amount of the Series 202●-● Ownership Interest is zero, (b) the Reporting Day on which a Reserve Event no longer exists, and (c) the Prescription Date, the Custodian on the direction of the Servicer shall release the balance, if any, deposited to the Reserve Account in respect of a Reserve Event and not withdrawn for deposit to the Distribution Account, to the Seller in respect of its Retained Interest therein. The amount deposited in the Reserve Account in respect of the requirement to make deposits during the Pre-Accumulation Reserve Period will be held in the Reserve Account, unless withdrawn for deposit to the Distribution Account, until the earlier of: (a) the Distribution Day on which the Invested Amount is reduced to zero, and (b) the Prescription Date, at which time such amounts shall be released to the Seller in respect of the Retained Interest.

(g)	If at any time the Available Reserve Amount exceeds the Required Reserve Amount, plus, during the Pre-Accumulation Reserve Period, 0.75% of the Initial Invested Amount of the Series 202●-● Ownership Interest, the Servicer shall direct the Custodian to immediately withdraw from the Reserve Account and release such excess to the Seller in respect of its Retained Interest.

5.05	Additional Amounts Payable in Exercise of Clean-up Repurchase Option

The Cumulative Entitlement Deficiency and Cumulative Invested Amount Deficiency on the Determination Day immediately preceding the Purchase Date for the Series 202●-● Ownership Interest less any amounts withdrawn from the Reserve Account and deposited to the Distribution Account in respect of such amounts on the Purchase Date shall be added as an additional amount for the purposes of the purchase price calculations under Section 5.06(b)(iii) of the Pooling and Servicing Agreement.

5.06	Accumulation Period

Subject to the earlier commencement of an Amortization Period with respect to the Series 202●-● Ownership Interest, the Revolving Period for the Series 202●-● Ownership Interest will end and the Accumulation Period for the Series 202●-● Ownership Interest will begin on the Accumulation Commencement Day. The Accumulation Period will end on the earliest of (a) the first Distribution Day on which the Invested Amount with respect to the Series 202●-● Ownership Interest is reduced to zero, (b) the Amortization Commencement Day, if applicable, for the Series 202●-● Ownership Interest, and (c) the Prescription Date.

5.07	Amortization Period

The Amortization Period will commence on the Amortization Commencement Day.

5.08	Requirement of the Servicer to Deposit under Sections 5.02 and 5.05 of the Pooling and Servicing Agreement

(a)	If the Servicer is not required to make deposits of Collections into the Collection Account on a daily basis pursuant to Section 5.02 of the Pooling and Servicing Agreement, the Servicer may make all remittances and deposits contemplated to be made pursuant to such section in respect of the Series 202●-● Ownership Interest directly into the Distribution Account or the Reserve Account, as applicable, in accordance with this Series 202●-● Purchase Agreement and the Distribution Notice and will account for such deposits as if made to the Collection Account in accordance with Section 5.02(a) of the Pooling and Servicing Agreement and transferred to the applicable Series Account.

(b)	For so long as (a) RBC remains the Servicer and (b) RBC maintains a certificate of deposit or short term credit rating of “R-1(low)” or better from DBRS, a certificate of deposit or short term credit rating of “Prime-1” or better from Moody’s, and a short-term certificate of deposit (if assigned) or issuer default rating (if no short-term certificate of deposit rating is assigned) of “F1” or better or a short term credit rating of “F1” or better from Fitch and a long-term certificate of deposit rating (if assigned) or issuer default rating (if no long-term certificate of deposit rating is assigned) or a long term unsecured debt rating of “A” or better from Fitch (the “High Rating”), or (c) the obligations of the Servicer to deposit Collections in the Collections Account are fully guaranteed by an entity with the High Rating, and for two Business Days following any reduction or withdrawal of either of such ratings, then the Servicer need not make deposits of Collections or Purchase Proceeds to the Collection Account as contemplated by the Pooling and Servicing Agreement, but rather may delay the making of such deposits and may commingle and use such amounts with and as its general funds. The Servicer will make a single deposit of Collections and Purchase Proceeds for each Determination Period in the Collection Account in immediately available funds not later than 12:00 noon (Toronto time) on the related Distribution Day provided that in calculating the amount of such deposit, (x) the Servicer will only be required to deposit Collections and Purchase Proceeds to the Collection Account, or may make deposits directly to the Distribution Account or Reserve Account, as the case may be, in an amount equal to the amount required to be deposited into the Distribution Account or Reserve Account, as the case may be, on the related Distribution Day pursuant to the terms of the Series 202●-● Purchase Agreement or the Distribution Notice, and (y) if at any time prior to such Distribution Day the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (x) above, the Servicer will be permitted to withdraw the excess from the Collection Account. To the extent that amounts are deposited by the Servicer directly to the Distribution Account or the Reserve Account, as the case may be, such amounts will be deemed to have been deposited to and withdrawn from the Collection Account and deposited in the Distribution Account.

(c)	For so long as (a) RBC remains the Servicer and (b) RBC maintains a certificate of deposit or short term credit rating of “R-1(middle)” or better from DBRS, a certificate of deposit or short term credit rating of “Prime-1” or better from Moody’s, and a short-term certificate of deposit (if assigned) or issuer default rating (if no short-term certificate of deposit rating is assigned) of “F1” or better or a short term credit rating of “F1” or better from Fitch and a long-term certificate of deposit rating (if assigned) or issuer default rating (if no long-term certificate of deposit rating is assigned) or a long term unsecured debt rating of “A” or better from Fitch, then during the Revolving Period and Accumulation Period the Servicer need not make deposits of Funding Costs to the Distribution Account until the Interest Payment Date on which payments of interest are due on the Series 202●-● Notes, and prior thereto may commingle and use such amounts with and as its general funds.

(d)	For the purposes of Section 5.02(a)(i) of the Pooling and Servicing Agreement, the Servicer shall only be required to deposit Collections, Purchase Proceeds and amounts in respect of Credit Adjustments into the Collection Account on a Business Day in an aggregate amount equal to the amount which is required to be deposited into the Collection Account pursuant to Section 5.02(b) of the Pooling and Servicing Agreement, plus the amount of any Pool Expenses payable on the next succeeding Business Day pursuant to Section 5.05(b) of the Pooling and Servicing Agreement or for which the Servicer determines on the day to withhold and accumulate funds for payment thereafter, so long as the Partial Commingling Condition is met and the Servicer has a rating from DBRS of at least “BBB (low)” or “R-2 (low)”.

(e)	Any time the Servicer’s ratings from DBRS are lower than “BBB (low)” and “R-2 (low)”, the Servicer (or, in the absence thereof, the Custodian) shall be required to make deposits of Collections, Purchase Proceeds and payments in respect of Credit Adjustments into the Collection Account in accordance with Section 5.02(a) of the Pooling and Servicing Agreement, except that for purposes of Section 5.02(a)(i) of the Pooling and Servicing Agreement, the amount to be deposited into the Collection Account on a Business Day shall be the amount equal to the aggregate Collections, Purchase Proceeds and payments in respect of Credit Adjustments to which the Co-Owner is entitled on such Business Day in connection with the Series 202●-● Co-Ownership Interest pursuant to Section 5.05 of the Pooling and Servicing Agreement.

ARTICLE Six
AMORTIZATION

6.01	Amortization Events

(a)	In addition to occurrence of any one of the events referred to in Section 3.15(a) of the Pooling and Servicing Agreement, the occurrence of any one or more of the following events shall be an “Amortization Event” in respect of the Series 202●-● Ownership Interest:

(i)	(A) failure on the part of RBC, in its capacity as the Seller, or the Servicer, to make any distribution, transfer or deposit required in respect of the Series 202●-● Ownership Interest, or (B) failure on the part of RBC, in its capacity as the Seller, or the Servicer, to observe or perform any covenant or agreement contained in the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement, if such failure has a material adverse effect on the ability of the Co-Owner or, if the Co-Owner is not the Trust, the Trust to satisfy its obligations to holders of the Series 202●-● Notes (without regard to funds available in the Reserve Account) and continues unremedied for a period of sixty days after delivery by the Custodian or the Co-Owner of written notice thereof to the Seller or the Servicer;

(ii)	any representation or warranty made by RBC, in its capacity as the Seller, or the Servicer, in the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement, is found to have been incorrect when made, or any information required to be given by RBC, in its capacity as the Seller, or the Servicer, is found to have been incorrect when given, and such incorrect representation, warranty or information has a material adverse effect on the ability of the Co-Owner or, if the Co-Owner is not the Trust, the Trust to satisfy its obligations to holders of the Series 202●-● Notes (without regard to funds available in the Reserve Account) and continues to be incorrect or unremedied for a period of sixty days after delivery by the Custodian or the Co-Owner of written notice thereof to RBC and any successor;

(iii)	the occurrence of a Servicer Termination Event in respect of the Series 202●-● Ownership Interest;

(iv)	the average Series Income Share for the Series 202●-● Ownership Interest during the three preceding Determination Periods occurring during the Revolving Period is less than the sum of (a) the Funding Costs and Additional Funding Expenses, (b) the Series Pool Losses, and (c) the Contingent Successor Servicer Amount, in each case, for the Series 202●-● Ownership Interest averaged over such three preceding Determination Periods provided that in respect of the initial Determination Period Funding Costs shall be multiplied by the fraction 30/● for the purpose of making the foregoing calculations;

(v)	on any Determination Day, the average Payment Rate for the related Determination Period and the two immediately preceding Determination Periods, is less than 10%;

(vi)	the sum of the Series Income Share for the Series 202●-● Ownership Interest for a Determination Period occurring during the Accumulation Period plus the Available Reserve Amount on the related Determination Day is less than the sum of (A) the Funding Costs and Additional Funding Expenses, and (B) the Series Pool Losses, in each case for such Determination Period;

(vii)	on any Reporting Day, the sum of all amounts withdrawn from the Reserve Account on or prior to such day in respect of a Cumulative Invested Amount Deficiency and a Cumulative Entitlement Deficiency exceeds 2.00% of the Initial Invested Amount of the Series 202●-● Ownership Interest;

(viii)	on the applicable Expected Final Payment Date the balance on deposit in the Distribution Account after any amounts are deposited therein from the Reserve Account is insufficient to satisfy in full the interest and principal due on the Series 202●-● Notes;

(ix)	except where the Rating Agency Condition has been satisfied, the Seller, in respect of outstanding Accounts for which a Specified Account Designation is applicable, ceases to be a member, licensee or customer, as applicable, in good standing of the related Specified Account Designation Entity or the credit card system relating thereto, unless the Seller provides an Officer's Certificate stating that the condition(s) resulting in its ceasing to be such a member, licensee or customer are being diligently contested or rectified;

(x)	a Related Event of Default shall have occurred and be continuing; or

(xi)	on any Business Day (A) the Servicer is required pursuant to Section 5.02(a) of the Pooling and Servicing Agreement to deposit Collections into the Collection Account not later than the second Business Day after the Date of Processing thereof, (B) the Servicer continues to commingle excess Collections, Purchase Proceeds and amounts in respect to Credit Adjustments as permitted by Section 5.02(a)(i) of the Pooling and Servicing Agreement, and (C) the Servicer fails to deliver to DBRS, if required, the Officers’ Certificate described in paragraph (c) of the definition of Partial Commingling Condition on or before the date that is five Business Days after the date such delivery is required to be made.

6.02	Declaration of Amortization Commencement Day

(a)	In the case of an Amortization Event described in Section 6.01(a)(i), (ii), (iii), (ix) and (xi) an Amortization Period with respect to the Series 202●-● Ownership Interest will commence only if, after the applicable grace period, if any, the Co-Owner or, if the Trust is the Co-Owner, the Administrative Agent provides written notice (the “Amortization Event Notice”) to the Servicer of the Amortization Commencement Day for the Series 202●-● Ownership Interest, and the Amortization Period with respect to the Series 202●-● Ownership Interest will thereafter commence on the Amortization Commencement Day specified in such notice.

(b)	In the case of an Amortization Event described in Section 6.01(a)(iv), (v), (vi), (vii), (viii) and (x) above, and Section 3.15(a) of the Pooling and Servicing Agreement, the Amortization Commencement Day with respect to the Series 202●-● Ownership Interest will be deemed to be the day on which such Amortization Event occurs, without any notice or other action on the part of the Custodian or the Co-Owner. Notice of the commencement of an Amortization Period shall be provided by the Servicer to the Custodian, the Seller and the Co-Owner forthwith after commencement pursuant to this Section 6.02(b).

(c)	For greater certainty, in respect of the Series 202●-● Ownership Interest, an Amortization Event shall only exist based on the occurrence of one of the events specified in Section 6.01(a) above, and in Section 3.15(a) of the Pooling and Servicing Agreement. No other events, including any regulatory action by the Office of the Superintendent of Financial Institutions (Canada) affecting the Seller, shall cause an Amortization Event in respect of the Series 202●-● Ownership Interest to occur.

(d)	On each Distribution Day during the Amortization Period, the Servicer shall direct the Custodian to withdraw from the Collection Account and deposit to the Distribution Account, (a) an amount equal to the Series Ownership Entitlement for the related Determination Period, minus the Floating Allocation Percentage of the Pool Expenses in each case for the Series 202●-● Ownership Interest and the related Determination Period, and (b) the lesser of: (i) the sum of the Series Principal Collections and Available Excess Collections in each case for the related Determination Period, and (ii) the Invested Amount for the Series 202●-● Ownership Interest on the immediately preceding Determination Day. On each Distribution Day during the Amortization Period, the Servicer shall direct the Custodian to withdraw from the Reserve Account, to the extent of the Available Reserve Amount, and deposit in the Distribution Account the sum of the Cumulative Entitlement Deficiency and the Cumulative Invested Amount Deficiency, in each case as of the immediately preceding Determination Day.

ARTICLE Seven
SERVICER TERMINATION EVENTS

7.01	Servicer Termination Events

A Servicer Termination Event may be waived by the Co-Owner by a Co-Owner Direction following notification to the Rating Agency.

ARTICLE Eight
AMENDMENTS TO AGREEMENTS

8.01	Conforming Amendments

In addition to the general amending provisions set forth in Section 10.02 of the Pooling and Servicing Agreement, the parties hereto shall, upon the written request of the Seller, execute, acknowledge and deliver amendments and supplements to this Series 202●-● Purchase Agreement for any one or more of the following purposes:

(i)	assuring and confirming the Transfer to the Co-Owner of the Series 202●-● Ownership Interest;

(ii)	correcting or clarifying the description of the entitlements of, and the property constituted by, the Series 202●-● Ownership Interest;

(iii)	adding to the covenants contained in this Series 202●-● Purchase Agreement for the protection of rights of the Co-Owner;

(iv)	evidencing the succession, or successive successions, of any other Person to the Co-Owner, a Seller, the Servicer and the Custodian;

(v)	making any addition to, or modification, amendment or elimination of any of the terms of, this Series 202●-● Purchase Agreement which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any Requirements of Law or requirement of any Governmental Authority of any jurisdiction, the provisions of which apply to the Co-Owner, the Seller, the Servicer or the Custodian;

(vi)	making any changes or corrections in this Series 202●-● Purchase Agreement which in the Opinion of Counsel are non-substantive corrections or changes or are required for the purposes of curing or correcting any ambiguity, or defective or inconsistent provisions, or any clerical omission or mistake or manifest error contained herein, or in any deed, indenture or other agreements supplemental or ancillary hereto or thereto;

(vii)	making any addition to, modification, amendment or elimination of any of the terms of, this Series 202●-● Purchase Agreement relating to the Series 202●-● Ownership Interest in order to conform such documents to the description thereof set forth in the prospectus or registration statement of the Co-Owner under or in reliance upon which the Series 202●-● Notes have been offered for sale or sold; and

(viii)	at the request of the Seller and without the consent of the Series 202●-● Noteholders, to make any addition to or modification, amendment or elimination of Section 2.04(b) in order to maintain the Seller’s sale treatment of the transfer of the Series 202●-● Ownership Interest or the non-consolidation with the Seller of the Co-Owner, if the relevant accounting standard is amended, modified, eliminated or replaced, provided that the Seller has provided at least 10 days prior written notice to each Rating Agency of such addition, modification, amendment or elimination.

8.02	Amendments to the Pooling and Servicing Agreement

The Seller and Custodian may amend Section 2.08 of the Pooling and Servicing Agreement without the consent of the Co-Owner to incorporate the provisions of Section 2.04(b) if at any time all outstanding Series have the same or similar restriction.

8.03	Dispute Resolution under the Pooling and Servicing Agreement

(a)	If any Receivable is subject to repurchase by the Sponsor under the Pooling and Servicing Agreement, which repurchase is not resolved in accordance with the terms of the Pooling and Servicing Agreement, within 180 days after notice is delivered to the Sponsor under the terms of the Pooling and Servicing Agreement, the party requesting repurchase of such Receivable (the “Requesting Party”) will have the right to refer the matter, at its discretion, to either third-party mediation (including non-binding arbitration) or arbitration pursuant to this Section 8.03 and the Sponsor is hereby deemed to consent to the selected resolution method. At the end of the 180-day period described above, the Representing Party (as defined below) may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party will provide written notice of its intention to refer the matter to mediation or arbitration to the Sponsor as the party responsible for such repurchase (in such capacity, the “Representing Party”), within 30 calendar days following such 180th day. The Representing Party agrees to participate in the resolution method selected by the Requesting Party.

(b)	If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)	The mediation will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures in effect on the date of this Agreement (the “Rules”); provided, that if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in the Pooling and Servicing Agreement, the procedures in such applicable document will control.

(ii)	The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible.

(iii)	Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation.

(iv)	The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.

(v)	A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to Section 8.03(d) below.

(c)	If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)	The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in this Agreement, and under the auspices of the AAA and in accordance with the Rules.

(ii)	If the repurchase request specified in Section 8.03(a) involves the repurchase of an aggregate amount of Receivables of less than 5% of the total Principal Receivables in the Trust as of the date of such repurchase request, a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolutions Professionals by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

(iii)	If the repurchase request specified in Section 8.03(a) involves the repurchase of an aggregate amount of Receivables equal to or in excess of 5% of the total Principal Receivables in the Trust as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (A) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party of its selection of arbitration, (B) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment of an arbitrator, and (C) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five Business Days of the Representing Party’s appointment. If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv)	Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v)	The Requesting Party and the Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 30 days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A)	Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense.

(B)	At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C)	Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive.

(D)	All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)	The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that it is their intention that in its final determination, the arbitrator or the arbitral panel, as applicable, must be consistent with the provisions of this Agreement and will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

(vii)	By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(viii)	No Person may bring a putative or certified class action to arbitration.

(d)	The following provisions will apply to both mediations and arbitrations:

(i)	Any mediation or arbitration will be held in New York, New York.

(ii)	Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii)	The details and/or existence of any unfulfilled repurchase request specified in Section 8.03(a) above, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Notwithstanding anything in this Section 2.01 to the contrary, any discovery taken in connection with any arbitration pursuant to subsection 2.01(c) above will be admissible in such arbitration.

ARTICLE Nine
REPORTING

9.01	Reporting Requirements

(a)	The Servicer shall, not later than the Reporting Day in respect of any Determination Day, make all calculations and determinations required under Sections 4.05 and Article 5 of the Pooling and Servicing Agreement in respect of the Series 202●-● Ownership Interest for such Determination Day and shall provide to the Custodian, the Seller, the Co-Owner and the Rating Agencies, as applicable, the report in the form set forth in Schedule D or such other reports or certificates as may be agreed to between the Co-Owner and the Servicer from time to time, which reports and certificates shall be signed by the Servicer and shall contain such information, together with such additional information as may reasonably be requested by the Co-Owner from time to time.

(b)	The form of the report and notice contemplated in Section 4.05 and 5.03 of the Pooling and Servicing Agreement shall initially be in the forms of Schedules C and D, as applicable, and otherwise shall be in the form agreed to from time to time between the Co-Owner, the Custodian, the Seller and the Servicer and in the case of the report provided for in Section 4.05 shall be prepared and delivered in respect of a Determination Day by not later than the related Reporting Day. The Officer's Certificate of the Servicer provided for in Section 5.08 of the Pooling and Servicing Agreement and the report of the auditor of the Servicer provided for in Section 6.04 of the Pooling and Servicing Agreement and Section 2.07 shall be delivered on or before April 30 in each year commencing ●, 20●●.

(c)	The Servicer shall also provide to the Co-Owner and the Rating Agencies, not later than the Reporting Day in respect of any Determination Day, an Investors’ Monthly Portfolio Report Summary substantially in the form of Schedule F. The Investors’ Monthly Portfolio Report Summary may be changed from time to time subject to the agreement of the Servicer, the Seller and the Co-Owner.

9.02	Annual Statements as to Compliance

(a)	To the extent required by Regulation AB, the Servicer will deliver to the Issuer Trustee, the Indenture Trustee, the Depositor and each Rating Agency within 90 days after the end of each calendar year, an Officer's Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer's activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under the Pooling and Servicing Agreement and this Agreement has been made under such Responsible Person's supervision and (ii) to such Responsible Person's knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under the Pooling and Servicing Agreement and this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure. A copy of such certificate may be obtained by any Noteholder by a request to the Indenture Trustee addressed to the corporate office of the Indenture Trustee.

(b)	If directed by the Administrative Agent, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Trust pursuant to the Sarbanes-Oxley Act of 2002.

9.03	Report on Assessment of Compliance with Servicing Criteria and Attestation

(a)	The Servicer will:

(i)	deliver to the Depositor, the Issuer Trustee, the Indenture Trustee and each Rating Agency, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rule 13a-18 and 15d-18 of the U.S. Exchange Act and Item 1122 of Regulation AB; and

(ii)	cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the U.S. Securities Act to deliver to the Depositor, the Issuer Trustee and the Indenture Trustee an attestation report that satisfies the requirements of the Rule 13a-18 or Rule 15d-18 under the U.S. Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year. Such attestation report will be addressed to the board of directors of the Servicer and to the Trust, the Issuer Trustee, the Depositor and the Indenture Trustee. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the U.S. Securities Act and the U.S. Exchange Act. The firm may render other services to the Servicer, the Depositor or RBC, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the U.S. Securities Act.

(b)	The reports referred to in this Section 9.03 will be delivered within 90 days after the end of each calendar year. A copy of the reports referred to in this Section 9.03 may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the corporate office of the Indenture Trustee.

9.04	Reports to Securities and Exchange Commission

The Servicer will, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the U.S. Exchange Act, or the rules and regulations of the Securities and Exchange Commission under the U.S. Exchange Act. The Depositor will, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

ARTICLE Ten
GENERAL

10.01	No Discretion of Custodian

Except when the Custodian is specifically directed under the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement, if the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement contemplates that an action will be made or taken by the Custodian, for or on behalf of the Co-Owner, such action or decision shall only be taken upon a Co-Owner Direction of the Co-Owner.

10.02	Governing Law

This Series 202●-● Purchase Agreement shall be construed in accordance with and shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

10.03	Notices

All notices, documents and other communications to the Seller and the initial Servicer hereunder shall be given in the manner and at the addresses set forth in Section 10.04 of the Pooling and Servicing Agreement and in the case of the Co-Owner and the Custodian, below. A copy of any report, notice, document or other communication received by the Custodian pursuant to the Pooling and Servicing Agreement or this Series 202●-● Purchase Agreement or any Trust Document shall, forthwith upon receipt by the Custodian, be delivered to the Co-Owner at the address specified below, except if the Co-Owner is specified as a recipient. The address and facsimile number for the Co-Owner shall be as follows: Golden Credit Card Limited Partnership, c/o Golden Credit Card GP Inc., 14th Floor, 155 Wellington Street West, Toronto, Ontario M5V 3K7, Attention: Director, Asset Securitization, facsimile no. (416) 974-1368. The address and facsimile number for the Custodian shall be as follows: BNY Trust Company of Canada, 1 York Street, 6th Floor, Toronto, Ontario M5J 0B6, facsimile no. (416) 360-1711.

10.04	Ratification of the Pooling and Servicing Agreement

As supplemented by this Series 202●-● Purchase Agreement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series 202●-● Purchase Agreement shall be read, taken and construed as one and the same instrument.

10.05	Counterparts

This Series 202●-● Purchase Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of ●, 202●. This Series 202●-● Purchase Agreement may be executed by way of electronic signature (including through an information system) and any such execution of this Series 202●-● Purchase Agreement shall be of the same legal effect, validity or enforceability as a manually executed signature.

10.06	Permitted Assignment by Co-Owner

For the purpose of Section 10.05 of the Pooling and Servicing Agreement, the assignment by the Co-Owner in favour of the Trust of all of the Co-Owner’s rights, benefits and the Series 202●-● Ownership Interest is a permitted assignment under the Pooling and Servicing Agreement and, for greater certainty, the Trust is a permitted assignee thereunder and such assignment shall not require any further written consent from the Seller, the Servicer or the Custodian or any further written notice to the Rating Agencies.

10.07	Limitation of Liability of Limited Partner and Custodian

(a)	Golden Credit Card Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

(b)	BNY Trust Company of Canada has entered into this Series 202●-● Purchase Agreement in its capacity as Custodian. No property or assets of BNY Trust Company of Canada, whether beneficially owned by it in its individual capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any of its obligations hereunder. No recourse may be had or taken, directly or indirectly, against BNY Trust Company of Canada, in its individual capacity, or any incorporator, shareholder, officer, director, employee or agent of BNY Trust Company of Canada or of any predecessor or successor of BNY Trust Company of Canada or its respective property and assets with regard to any of its obligations hereunder. Any reference in this Section 10.08(b) to “BNY Trust Company of Canada” means “BNY Trust Company of Canada and its successors and permitted assigns”.

10.08	Right to Disclose

The Co-Owner shall have the right to disclose any information disclosed or released to it if in the opinion of the Co-Owner, or its legal counsel, it is required to disclose under any applicable laws or court order. The Co-Owner shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure, except for losses or damages caused by its own negligence, fraud or wilful misconduct.

10.09	No Petition

Notwithstanding any prior termination of this Agreement, RBC and the Custodian hereby covenant and agree that they will not, prior to the date that is one year after the date on which all principal and all interest owing with respect to the Series 202●-● Notes has been paid in full, seek or institute, or join with any other Person in seeking or instituting, against the Co-Owner, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any Canadian federal or provincial or foreign, bankruptcy, insolvency, arrangement or similar laws, now or hereafter in effect, or otherwise take any action to appoint a receiver of the Co-Owner for all or any part of the Co-Owner’s assets or order, or join with any other Person seeking an order for, the winding-up or liquidation of the affairs of the Co-Owner.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have executed this Series 202●-● Purchase Agreement at the City of Toronto, in the Province of Ontario, on the ● day of ●, 20●●.

ROYAL BANK OF CANADA,
as Seller and initial Servicer

By:
Name:
Title:

By:
Name:
Title:

GOLDEN CREDIT CARD LIMITED PARTNERSHIP by its managing general partner, GOLDEN CREDIT CARD GP INC. as Co-Owner

By:
Name:
Title:

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, as Custodian

By:
Name:
Title:	Authorized Signatory

SCHEDULE A

DISTRIBUTION ACCOUNT
FOR THE SERIES 202●-● OWNERSHIP INTEREST

Name of Eligible Institution:	Royal Bank of Canada

Address of Eligible Institution:	Main Branch Royal Bank Plaza 200 Bay Street Toronto, Ontario

Account No.:	●

Transit No.:	00002

Designation of Account:	[Golden Credit Card Trust Series 202●-● Distribution Account]

Signing Authorities:	Any two persons who are so authorized by an officer of Royal Bank of Canada.

RESERVE ACCOUNT
FOR THE SERIES 202●-● OWNERSHIP INTEREST

Name of Eligible Institution:	Royal Bank of Canada

Address of Eligible Institution:	Main Branch Royal Bank Plaza 200 Bay Street Toronto, Ontario

Account No.:	●

Transit No.:	00002

Designation of Account:	[Golden Credit Card Trust Series 202●-● Reserve Account]

Signing Authorities:	Per instructions from BNY Trust Company of Canada

SCHEDULE B
FORM OF NOTICE RESPECTING MAXIMUM SERIES ENTITLEMENT
(Series 202●-● Ownership Interest)

TO:	ROYAL BANK OF CANADA, as Servicer

FROM:	[CO-OWNER]

The following information is reported to you in our capacity as [● of ●], in accordance with Section 4.04 of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 30, 2009, and Section 4.01(a) of the Series 202●-● Purchase Agreement dated as of ●, 2023:

Determination Period: From:	To:

Funding Costs (being the sum of the following items):		$●

(a)	the Monthly Swap Payment, plus	$●

(b)	the Class B Note Monthly Interest accrued on the outstanding principal amount of the Class B Notes as of the close of business on the immediately preceding Distribution Day, plus	$●

(c)	the Class C Note Monthly Interest accrued on the outstanding principal amount of the Class C Notes as of the close of business on the immediately preceding Distribution Day, minus	$●

(d)	the amount of interest and investment earnings on amounts on deposit in the Distribution Account;	$●

Additional Funding Expenses:

(a)	the Series Allocable Percentage of one twelfth of the Annual Distribution Amount:	$●

(b)	liability for Taxes, if any, reasonably attributed to the Series 202●-● Ownership Interest:	$●

(c)	the Floating Allocation Percentage of Pool Expenses:	$●

(d)	[the Series Allocable Percentage of amounts due to the Indenture Trustee under the Trust Indenture:]	$●

(e)	[the Series Allocable Percentage of the amounts due to the Issuer Trustee in its individual capacity under the Declaration of Trust:]	$●

(f)	[the Series Allocable Percentage of the amounts due to the Administrative Agent under the Administration Agreement:]	$●

(g)	amount payable to the Swap Counterparty upon any applicable early termination under the Swap Agreement:	$●

Amount of “Maximum Series Entitlement”		$●

Signed:

Date:

SCHEDULE C
FORM OF SERIES 202●-● DISTRIBUTION NOTICE

DATED:	●, 2023

FROM:	[CO-OWNER]

TO:	ROYAL BANK OF CANADA, as Seller and initial Servicer

COPY TO:	BNY TRUST COMPANY OF CANADA as agent for and on behalf of the Seller, the Co-Owners and the other Persons who from time to time are party to the Series Purchase Agreements

1.             The Series 202●-● Distribution Notice

(1)            This Series 202●-● Distribution Notice is the “Distribution Notice” that relates to the Series 202●-● Ownership Interest and constitutes part of, and should be read together with, the Series 202●-● Purchase Agreement.

(2)            This Series 202●-● Distribution Notice shall be effective until the earlier of (a) the Distribution Day on which the Invested Amount of the Series 202●-● Ownership Interest has been reduced to zero, and (b) the Prescription Date, except if and to the extent otherwise provided in an amendment or modification hereto made in accordance with the Pooling and Servicing Agreement or the Series 202●-● Purchase Agreement.

2.             Definitions and Interpretation

(1)            Except as otherwise expressly specified in this Series 202●-● Distribution Notice, all terms used herein that are defined in the Series 202●-● Purchase Agreement, either directly or by reference therein, have the meanings ascribed to them in the Pooling and Servicing Agreement as supplemented by the Series 202●-● Purchase Agreement. In addition, the following terms have the respective meanings set forth below for all purposes of this Series 202●-● Distribution Notice:

“Accumulation Period Shortfall” means (i) for the second Distribution Day occurring during the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the Series Principal Collections and Available Excess Collections for the first Determination Period occurring during the Accumulation Period deposited to the Distribution Account in respect of the Controlled Distribution Amount on such second Distribution Day occurring during the Accumulation Period, and (ii) for each subsequent Distribution Day during the Accumulation Period, the excess, if any, of, the Controlled Distribution Amount for such Distribution Day over the Series Principal Collections and Available Excess Collections for the related Determination Period deposited to the Distribution Account in respect of the Controlled Distribution Amount for such Distribution Day;

“Class” means a specific class of Series 202●-● Notes, being the Class A Notes, Class B Notes or Class C Notes;

“Controlled Accumulation Amount” means for any Distribution Day during the Accumulation Period an amount equal to $●; provided that if the Accumulation Period commences earlier than ●, 20●●, the Controlled Accumulation Amount shall equal the product of: (i) the Initial Invested Amount, and (ii) a fraction, the numerator of which shall be one and the denominator of which shall equal the number of Determination Periods during the Accumulation Period;

“Controlled Distribution Amount” means, for any Distribution Day during the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Day and the Accumulation Period Shortfall, if any, for the preceding Distribution Day; and

“Series 202●-● Purchase Agreement” means the Series 202●-● Purchase Agreement dated as of the date hereof between Royal Bank of Canada, as Seller and initial Servicer, BNY Trust Company of Canada, as Custodian and Golden Credit Card Limited Partnership, as Series 202●-● Co-Owner, executed and delivered in connection with the creation of the Series 202●-● Ownership Interest and to which this Series 202●-● Distribution Notice relates, as it may be amended, supplemented, modified or restated from time to time including by this Series 202●-● Distribution Notice; and

(2)            If any term or provision contained herein conflicts or is inconsistent with any term or provision of the Series 202●-● Purchase Agreement, the terms and provisions of the Series 202●-● Purchase Agreement shall govern, and, for greater certainty, the obligation of the Servicer pursuant to Section 3 hereof with respect to the withdrawal or depositing of funds is limited to its obligation to only withdraw or deposit such funds as are available in the applicable accounts for such purpose.

3.             Deposit of Amounts into the Distribution Account

In respect of the Series 202●-● Ownership Interest, the Custodian is hereby irrevocably directed as follows, subject to the application of Section 5.02 of the Pooling and Servicing Agreement, Section 5.08 of the Series 202●-● Purchase Agreement and the terms hereof:

(a)	on each Distribution Day to withdraw from the Collection Account and deposit in same day funds by 12:00 noon (Toronto time) in the Distribution Account, an amount (which shall not be less than zero) equal to the sum of:

(i)	the Additional Funding Expenses for the related Determination Period minus (A) the Floating Allocation Percentage of Pool Expenses for such Determination Period plus (B) the aggregate amount of any unpaid Additional Funding Expenses (other than Pool Expenses) for any previous Determination Period plus (C) if the Invested Amount shall be reduced to nil on such Distribution Day, an amount equal to the Additional Funding Expenses for the period from but excluding the related Determination Day to and including such Distribution Day; and

(ii)	(A)	if RBC is the Servicer and maintains the High Rating, and the Distribution Day is a day on which payments of interest are due on one or more Classes of the Series 202●-● Notes (each an “Interest Payment Date”), an aggregate amount equal to the sum of (i) for each Class of Series 202●-● Notes for which such Distribution Day is an Interest Payment Date an aggregate amount equal to the related amounts determined pursuant to item (a), (b) and/or (c) of the definition of Funding Costs, as applicable, and each prior Distribution Day after the immediately preceding Interest Payment Date (or the Closing Date in the case of the first Interest Payment Date); minus (ii) the amount of interest and investment earnings on amounts on deposit in the Distribution Account for such Interest Payment Date, or

(B)	if RBC is not the Servicer or RBC fails to maintain the High Rating or if RBC fails to maintain the High Rating and its obligations to deposit amounts to the Collection Account are not guaranteed by an entity that has the High Rating,

(i)	an amount equal to the Funding Costs for such Distribution Day, plus

(ii)	an amount equal to the aggregate amount of Funding Costs for each prior Distribution Day after the immediately preceding Interest Payment Date which was not deposited to the Distribution Account by virtue of Section 3(a)(ii)(A) of this Distribution Notice;

(b)	in addition, on each Distribution Day for each Determination Period occurring during the Accumulation Period (commencing with the second Distribution Day following the end of the Revolving Period), to withdraw from the Collection Account and deposit in same day funds by 12:00 noon (Toronto time) in the Distribution Account in reduction of the Invested Amount, the least of (i) the sum of the Series Principal Collections and the Available Excess Collections for the related Determination Period, (ii) the Controlled Distribution Amount for such Distribution Day, and (iii) the Invested Amount of the Series 202●-● Ownership Interest on the related Determination Day (before giving effect to any deposits to the Distribution Account on such Distribution Day pursuant to this Section 3(b));

(c)	in addition to the foregoing, on each Distribution Day occurring during the Amortization Period, to withdraw from the Collection Account and deposit in same day funds by 12:00 (noon) (Toronto time) on such day into the Distribution Account the lesser of: (i) the sum of the Series Principal Collections and Available Excess Collections for the related Determination Period, and (ii) the Invested Amount of the Series 202●-● Ownership Interest on the preceding Determination Day (before giving effect to any deposits to the Distribution Account on such day pursuant to this Section 3(c)), as applicable; and

(d)	on each Distribution Day to make the deposits to and withdrawals from the Reserve Account as provided for in the Series 202●-● Purchase Agreement.

For greater certainty, (A) no deposit to the Distribution Account shall be required pursuant to Section 5.05(d)(ii) of the Pooling and Servicing Agreement, and (B) the Series 202●-● Co-Owner acknowledges and agrees that all monies deposited into the Distribution Account hereunder shall be distributed to those Persons in the order of priority specified in the Trust Indenture, to the extent applicable.

[CO-OWNER]

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGEMENT. We acknowledge that the effective date of this Series 202●-● Distribution Notice is the date first above written and that this Series 202●-● Distribution Notice forms part of the Series 202●-● Purchase Agreement.

ROYAL BANK OF CANADA, as Seller and initial Servicer

By:
Name:
Title:

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, as Custodian

By:
Name:
Title:

SCHEDULE D
FORM OF MONTHLY PORTFOLIO REPORT

See Attached.

SCHEDULE E
FORM OF AUDITOR REPORT

INDEPENDENT AUDITOR’S REPORT
on the attached schedules of the Servicer

To Royal Bank of Canada, as Servicer.

Our opinion

In our opinion, the accompanying financial information with respect to the Annual Summary Portfolio Report for the Series 202●-● Ownership Interest of [Golden Credit Card Trust] (the Entity) as at December 31, ● and for the year ended is prepared, in all material respects, in accordance with the financial reporting provisions of section 6.04 of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 30, 2009 (the Pooling and Servicing Agreement) and section 2.07 of the Series 202●-● Purchase Agreement dated as of ●, 2023 (the Purchase Agreement).

What we have audited

The Entity’s financial information comprises:

● the accounts assets information with respect to the Series 202●-● Ownership Interest as at and for the year ended December 31, ●;

● the Series 202●-● ownership information for the year ended December 31, ●; and

● the notes to the financial information and other explanatory information (collectively referred to as the Schedules).

Basis for opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the Schedules section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the Entity in accordance with the ethical requirements that are relevant to our audit of the Schedules in Canada. We have fulfilled our other ethical responsibilities in accordance with these requirements.

Emphasis of matter – basis of accounting and restriction on distribution and use

We draw attention to the fact that the Schedule relates solely to the Series 202●-● Ownership Interest and not the Entity as a whole. These Schedules are, therefore, not necessarily indicative of results that would have occurred if the Series 202●-● Ownership Interest had been a separate stand-alone entity during the year presented. Our opinion is not modified in respect of this matter.

We draw attention to note 1 to the Schedules, which describes the basis of accounting. The Schedules are prepared to assist the Entity to comply with the financial reporting provisions of the Pooling and Servicing Agreement and the Purchase Agreement. As a result, the Schedules may not be suitable for another purpose. Our report is intended solely for BNY Trust Company of Canada as Custodian, Royal Bank of Canada as Seller and Servicer, [Golden Credit Card Limited Partnership as Co-owner, Golden Credit Card GP Inc. as Managing GP] [Golden Credit Card Trust, as Co-Owner, Computershare Trust Company of Canada as Issuer Trustee] and DBRS Limited, Standard & Poor’s Ratings Services, Moody’s Investor Services Inc. and Fitch Ratings Inc. as Rating Agencies and should not be distributed or used by parties other than BNY Trust Company of Canada as Custodian, Royal Bank of Canada as Seller and Servicer, [Golden Credit Card Limited Partnership as Co-owner, Golden Credit Card GP Inc. as Managing GP] [Golden Credit Card Trust, as Co-Owner, Computershare Trust Company of Canada as Issuer Trustee] and DBRS Limited, Standard & Poor’s Ratings Services, Moody’s Investor Services Inc. and Fitch Ratings Inc. as Rating Agencies. Our opinion is not modified in respect of this matter.

Responsibilities of the Administrative Agent and those charged with governance for the Schedules

[Royal Bank of Canada in its capacity as the Administrative Agent of the Golden Credit Card Trust (management) is responsible for the preparation of the Schedules in accordance with the financial reporting provisions of the Pooling and Servicing Agreement and the Purchase Agreement, and for such internal control as management determines is necessary to enable the preparation of the Schedules that are free from material misstatement, whether due to fraud or error.]

Those charged with governance are responsible for overseeing the Entity’s financial reporting process.

Auditor’s responsibility for the audit of the Schedules

Our objectives are to obtain reasonable assurance about whether the Schedules as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these Schedules.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

● Identify and assess the risks of material misstatement of the Schedules, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

● Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Entity’s internal control.

● Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

[To be signed [Name of Auditor]]

Chartered Professional Accountants
Licensed Public Accountants
[Date]

[Attachments – Schedules]

[GOLDEN CREDIT CARD TRUST]
Annual Summary Portfolio Report for the
Series 202●-● Series Ownership Interest
December 31, 20●●

SERIES OWNERSHIP INFORMATION

Invested Amount: - $ ●

Month	Floating Allocation Percentage for the Determination Period	Series Income Share for the Determination Period	Series Funding Costs for the Determination Period	Series Additional Funding Expenses for the Determination Period	Maximum Series Entitlement for the Determination Period	Series Excess Finance Charge Receivable Collections for the Determination Period	Excess Spread for the Determination Period	Excess Spread Percentage	Required Reserve Amount for the Determination Period
January		$	$	$	$	$			$
February
March
April
May
June
July
August
September
October
November
December
Year ended
December 31, 20●●		$	$	$	$	$

[GOLDEN CREDIT CARD TRUST]
Annual Summary Portfolio Report for the
Series 202●-● Series Ownership Interest
December 31, 20●●

ACCOUNT ASSETS INFORMATION

Month	Month End Pool Balance	Total Collections	Total Pool Expenses
January	$	$	$
February
March
April
May
June
July
August
September
October
November
December
Average for the year end
December 31, 20●●	$	$	$

SCHEDULE F

[Golden Credit Card Trust] Investors’ Monthly Portfolio Report Summary ● 20●●

Pool Balance (Principal Receivables balance) at end of previous Determination Period	$

Pool Balance (Principal Receivables balance) at end of current Determination Period	$

Delinquency – 31 to 60 days			%
Delinquency – 61 to 90 days			%
Delinquency – over 90 days			%
Monthly Payment Rate			%
3 Month Average Payment Rate			%
Retained Interest % at end of current Determination Period (1)
Credit Risk Retention (Regulation RR)
Seller's Interest % at end of current Determination Period(2)			%

Series		2022-●
Class A Notes	U.S.$
Class B Notes	CDN$
Class C Notes	CDN$

Expected Maturity – Class A Notes
Expected Maturity – Class B Notes
Expected Maturity – Class C Notes

Portfolio Yield			%
Blended Coupon and Addtl. Funding Expenses			%
Charge-offs			%

Excess Spread:			%
%
%
3 Month Average Excess Spread			%

Note:

[(1) Calculated in accordance with the Transaction Documents, where the amount of the Retained Interest is equal to the Pool Balance less the sum of the Invested Amount of each Series. The Retained Interest percentage is equal to the amount of the Retained Interest divided by the Pool Balance.]

[(2) Calculated in accordance with Regulation RR, where the Seller’s Interest percentage is equal to the amount of the Retained Interest (calculated as described in footnote (1) above) divided by the aggregate principal amount of each series of Notes. In determining the aggregate principal amount of each series of Notes, the rate of exchange of the Canadian dollar to the U.S. dollar in the swap agreement for such series of Notes has been used, where applicable.]

[(3) As of the date of this report, Royal Bank of Canada, as “originator” for the purposes of the EU Securitization Regulation and the UK Securitization Regulation, currently retains a material net economic interest that is not less than 5% of the nominal value of the securitized exposures, in the form of the Retained Interest which constitutes an originator’s interest as provided in paragraph (b) of Article 6(3) of the EU Securitization Regulation and the UK Securitization Regulation, which such interest is not hedged or otherwise mitigated except to the extent permitted by the applicable EU Retention Rules and the UK Retention Rules.]